UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2025

TEUCRIUM COMMODITY TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Main Street, Suite 215
Burlington, VT 05401
(Address of principal executive offices) (Zip Code)

(802) 540-0019
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Teucrium Wheat Fund	WEAT	NYSE Arca

Item 8.01.  Other Events

On November 24, 2025 after the close of trading on NYSE Arca, Inc., Teucrium Wheat Fund (the “Fund”) effected a one-for-five reverse share split, and post-split shares of the Fund began trading on the NYSE Arca on November 25, 2025. The reverse share split was previously announced by Teucrium Trading, LLC, the sponsor of Teucrium Commodity Trust (the “Registrant”), in a Form 8-K and press release filed by the Registrant and dated November 4, 2025. As a result of the reverse split, every five pre-split shares were automatically exchanged for one post-split share. Shareholders of the Fund otherwise entitled to fractional shares as a result of the reverse share split received cash in lieu of fractional shares. In connection with the reverse share split, the CUSIP number of the Fund’s shares changed to 88166A870. The Fund’s ticker symbol, “WEAT,” remains the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: November 25, 2025	By:	/s/ Cory Mullen-Rusin
	Name:	Cory Mullen-Rusin
	Title:	Chief Financial Officer